CONTRIBUTION AGREEMENT

      This Contribution Agreement is entered into on April 30, 1999 (the "EFFECTIVE DATE") among Baccarat Shoreline, LLC, a California limited liability company ("BACCARAT"), Berg & Berg Enterprises, Inc., a California corporation ("BBE"), West Coast Venture Capital Limited, L.P., a California limited partnership ("WEST COAST"), Clyde J. Berg, Trustee, 1981 Kara Ann Berg Trust ("TRUST"), Thelmer and Patricia Aalgaard ("AALGAARD") and Mission West Properties, L.P. a Delaware limited partnership ("MWP"), in the following factual context:

     A.BBE, West Coast, the Trust and Aalgaard are the only members of Baccarat;

      B.Baccarat owns all of the real property and improvements thereon referred to as L'Avenida in Mountain View, California under the terms of the Pending Projects Acquisition Agreement dated as of December 29, 1998;

      C.Baccarat is converting from a California limited liability company to a Delaware limited liability company under the Delaware General Corporation Law with the name Mission West Shoreline, LLC ("SHORELINE");

      D.After the conversion and by April 30, 1999, BBE, West Coast and Aalgaard shall contribute all of their interests as members in Baccarat to MWP in exchange for MWP limited partnership interests referred to as L.P. Units; and

      E.Baccarat, BBE, the Trust, and West Coast are members of the "Berg Group," as such term is used in the Pending Projects Acquisition Agreement and related agreements, and are referred to as the Berg Group in this Agreement.

      In this factual context, the parties agree as follows:

1.    CONTRIBUTION.

      Following the conversion of Baccarat into a Delaware limited liability company, BBE, West Coast, the Trust and Aalgaard shall contribute all of their right, title and interest in Baccarat to MWP pursuant to the terms of the Pending Projects Acquisition Agreement, which shall be effective among the parties hereto as of April 1, 1999 for all purposes. This contribution shall be self-executing without the need for further documentation upon the effectiveness of the conversion of Baccarat to Shoreline.

2.    INTERESTS IN MWP.

      (a) In exchange for the contributions of the Berg Group and Aalgaard in accordance with Section 1, each shall receive, effective as of April 1, 1999, an interest in MWP with respect to four of the five L'Avenida buildings representing approximately 415,700 rentable square feet equal to the following of number of L.P. Units in MWP:

             Berg Group                10,182,948

             Aalgaard                     604,073
                                       ----------
                               TOTAL   10,787,021

      (b) In exchange for the contributions of the Berg Group and Aalgaard in accordance with Section 1, each shall receive, effective as of June 1, 1999, an interest in MWP with respect to the fifth L'Avenida building representing approximately 100,000 rentable square feet equal to the following number of L.P. Units in MWP:

             Berg Group                2,284,110

             Aalgaard                    135,498
                                       ---------
                               TOTAL   2,419,608

      (c) The Berg Group L.P. Units allocation shall be determained by BBE, West Coast, the Trust and Aalgaard by separate agreement. Upon compliance with MWP's normal requirements for admission, BBE, West Coast, the Trust and Aalgaard shall become limited partners with respect to these additional L.P. Units with all of the rights attributable to such L.P. Units under MWP's Agreement of Limited Partnership.

3.    EFFECT OF CONVERSION AND CONTRIBUTION.

      At all times the limited liability company, originally known as Baccarat Shoreline, LLC, shall continue to exist and own its assets, including real property, and be subject to its liabilities without interruption. Upon the conversion and contribution, MWP shall be the sole member in the limited liability company which shall thereafter be a Delaware limited liability company with the name Mission West Shoreline, LLC. For purposes of the Pending Projects Acquisition Agreement, the members of Baccarat agree that the value of their contributions are equal to the sum of the total number of L.P. Units issued or to be issued by MWP under this Agreement plus the total amount of debt owed by Baccarat with respect to the L'Avenida project.

4.    FURTHER ASSURANCES.

      Each party, at any time before or after the contribution and conversion, shall at its own expense execute, acknowledge and deliver any additional deeds, assignments, conveyances and other assurances, documents and instruments reasonably requested by the other party, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by such other party, for the purpose of confirming and effectuating any of the transactions contemplated by this Agreement.

5.    COUNTERPARTS.

      This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and counterpart signature pages may be assembled to form a single original document. Facsimiles of signature pages shall be considered the equivalent of ink originals for all purposes.

      The parties have executed this Assignment as of the Effective Date.

BERG & BERG ENTERPRISES, INC.,          BACCARAT SHORELINE, LLC
a California corporation

By:____________________________         By:____________________________

Its:___________________________         Its:___________________________



THELMER AALGAARD                        MISSION WEST PROPERTIES, L.P.,
                                        a Delaware limited partnership

______________________________          By:  Mission West Properties, Inc.

PATRICIA AALGAARD                       Its:  General Partner


______________________________          By:_________________________

WEST COAST VENTURE CAPITAL
LIMITED, L.P.                           Its:_________________________

By:  West Coast Venture Capital, Inc.

Its:  General Partner
                                        1981 KARA ANN BERG TRUST
By:_________________________

Its:_________________________           By:___________________________
                                           Clyde J. Berg

                                        Its:  Trustee